  As filed with the Securities and Exchange Commission on February 26, 1997
                                                     Registration No. 333-04131


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                                ---------------

                                VISIONEER, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                 94-3156479
      (State of incorporation)            (I.R.S. Employer Identification No.)

                               34800 CAMPUS DRIVE
                               FREMONT, CA 94555
                    (Address of principal executive offices)

                                ---------------

                       1995 EMPLOYEE STOCK PURCHASE PLAN
                        1993 INCENTIVE STOCK OPTION PLAN
                       1995 DIRECTORS' STOCK OPTION PLAN
                           (Full title of the Plans)

                                ---------------

                              Michael A. McConnell
                      President & Chief Executive Officer
                                VISIONEER, INC.
                               34800 Campus Drive
                               Fremont, CA 94555
                                 (510) 608-0300
 (Name, address and telephone number, including area code, of agent for service)

                                ---------------
                                    Copy to:

                                John V. Bautista
                               Venture Law Group
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

         The Registrant hereby amends Item 3 of its Registration Statement on Form S-8 (Registration No. 0-27038) filed with the Securities and Exchange Commission (the "Commission") on May 17, 1996 to read in full as set forth below. The purpose of the amendment is to refer to the Registration Statement on Form 8-A filed with the Commission on October 31, 1996 in connection with the Registrant's adoption of a stockholder rights plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Prospectus filed on December 11, 1995 pursuant to Rule 424(b) of the Securities Act and the Registrants Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed on March 30, 1996 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Registrant's Annual Report on Form 10-K contains audited financial statements for the Registrant's fiscal year ended December 31, 1995.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

         (c) Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on October 20, 1995 pursuant to Section 12 of the Exchange Act of 1934. Also Items 1 and 2 of the Registrant's registration Statement on Form 8-A filed on October 31, 1996 pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, VISIONEER, INC., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this February 26, 1997


                                       VISIONEER, INC.


                                       By: /s/ Michael A. McConnell
                                          --------------------------------
                                           Michael A. McConnell
                                           President & Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. McConnell and Geoffrey C. Darby, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 as Amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                             Title                               Date
             ---------                             -----                               ----
/s/ Michael A. McConnell               President, Chief Executive Officer and          February 26, 1997
----------------------------------     Chairman of the Board of Directors
Michael A. McConnell                   (Principal Executive Officer)


/s/ Geoffrey C. Darby                  Vice President of Finance and                   February 26, 1997
----------------------------------     Administration and Chief Financial
Geoffrey C. Darby                      Officer (Principal Financial and
                                       Accounting Officer)

/s/ William J. Harding                 Director                                        February 26, 1997
----------------------------------
William J. Harding


/s/ James P. Lally                     Director                                        February 26, 1997
----------------------------------
James P. Lally


/s/ David F. Marquardt                 Director                                        February 26, 1997
----------------------------------
David F. Marquardt


/s/ Vincent Worms                      Director                                        February 26, 1997
----------------------------------
Vincent Worms





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